U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2020

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	UGRO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2020, we entered into a binding Memorandum of Understanding (the “Agreement”), with Desert Aire LLC, Milwaukee, Wisconsin (“Desert Aire”), whereby we have agreed to enter into a strategic arrangement to be a provider of Desert Aire’s GrowAire™ systems to the indoor cannabis cultivation market. The GrowAire system utilizes sensors installed into commercial cultivation projects for the integrated control of temperature, air conditioning and dehumidification equipment. Conventional air conditioners are neither designed nor capable of consistently and efficiently controlling environments with high temperature and humidity load demands. We also contend that portable dehumidifiers do not deliver the cross-functional benefits of environmental control.

In the Agreement Desert Aire has agreed not to provide quotes or budgetary proposals used as part of a bundle for accounts designated by us through anyone else other than us and will work with us to provide the best options for our customers.

The parties anticipate formalizing their agreement pursuant to a more definitive agreement in the future.

Item 7.01.	Regulation FD Disclosure.

Attached is a copy of a press release being issued jointly by Desert Aire and us relating to the signing of the Agreement between the parties. The press release is attached as Exhibit 99.1 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit

99.1	Press Release disclosing the agreement between the Company and Desert Aire.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2020	URBAN-GRO, INC. (Registrant) By: /s/ Bradley Nattrass Bradley Nattrass, Chief Executive Officer

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